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P                  COMPASS INTERNATIONAL SERVICES CORPORATION
R
O          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, AUGUST 18, 1999
X
Y        This proxy is solicited on behalf of the board of directors. The undersigned stockholder of Compass International Services Corporation hereby appoints Michael J. Cunningham and Mahmud U. Haq, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Compass that the undersigned would be entitled to vote if personally present at the special meeting to be held on Wednesday, August 18, 1999, at 10:00 a.m., local time, at Southgate Tower Suite Hotel, 371 Seventh Avenue, New York, NY 10001-9984 and at any adjournment or postponement thereof, on the following matters that are more particularly described in the proxy statement/prospectus dated July 21, 1999.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposals 1 and 2. Receipt of the proxy statement/prospectus dated July 21, 1999 is hereby acknowledged.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. The proxy agents cannot vote your shares unless you sign and return this card.


                          (Continued on reverse side)

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|-----|Please mark your                                                  2638
|  X  |votes as in this
|-----|example.


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR APPROVAL OF THE PROPOSALS.

1. Proposal to consider and vote upon a
   proposal to approve and adopt the
   merger agreement among NCO Group, Inc.,
   Cardinal Acquisition Corporation, a wholly
   owned subsidiary of NCO, and Compass             FOR     AGAINST    ABSTAIN
   International Services Corporation. Under the   [   ]     [   ]      [   ]
   merger agreement, Compass will become a wholly owned subsidiary of NCO and each outstanding share of Compass common stock will be converted into the right to receive 0.23739 of a share of NCO common stock, subject to the terms and conditions contained in the merger agreement.

2. To consider and take action upon any other
   matter which may properly come before            FOR     AGAINST    ABSTAIN
   the meeting or any adjournment or postponement  [   ]     [   ]      [   ]
   thereof.


The undersigned hereby acknowledges receipt of Compass' Notice of Special Meeting to Stockholders and the proxy statement prospectus relating thereto.

DATE:______________________________, 1999
      (Please date this proxy)

__________________________________________

__________________________________________
              Signature

It would be helpful if you signed your name exactly as it appears on your stock certificate(s) indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

     PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE

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